UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2016

Centennial Resource Development, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37697	47- 5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1401 Seventeenth Street, Suite 1000
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(720) 441-5515
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
                                                Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2016, the compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of Centennial Resource Development, Inc. (the “Company”) approved an annual base salary for the Company’s President and Chief Executive Officer, Mark G. Papa, and annual base salaries and annual target bonuses (expressed as a percentage of annual base salary) for the Company’s other executive officers, as set forth in the following table:

Named Executive Officer	Annual Base Salary ($)	Target Bonus (%)
Mark G. Papa	800,000	—
George Glyphis	350,000	100
Sean Smith	385,000	100

Mr. Papa’s annual bonus amount will be determined by the Board or the Compensation Committee in its discretion based on performance and other factors that the Board or the Compensation Committee determines are appropriate.

Also on October 27, 2016, the Compensation Committee established a subcommittee of the Compensation Committee (the “Section 162(m) Plan Subcommittee”) consisting of Maire A. Baldwin and Jeffrey H. Tepper to administer and make determinations from time to time with respect to awards granted or compensation provided under the Centennial Resource Development, Inc. 2016 Long Term Incentive Plan (the “LTIP”) or any successor plan, including compensation that is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

Also on October 27, 2016, the Section 162(m) Plan Subcommittee granted Messrs. Papa, Glyphis and Smith options under the LTIP to purchase 1,000,000, 250,000 and 300,000 shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), respectively, at an exercise price per share of $14.52, which was the closing price of Class A Common Stock on the date of grant. The options will vest and become exercisable in three substantially equal annual installments on each of the first three anniversaries of the date of grant, subject to the executive officer’s continued service with the Company or its subsidiaries.

Also on October 27, 2016, the Board approved for each of Maire A. Baldwin, Jeffrey H. Tepper and Karl E. Bandtel an annual retainer of $87,500 per year in cash for service on the Board, payable quarterly in arrears and subject to proration for any partial year of service. In addition, the Board granted each of Ms. Baldwin and Messrs. Tepper and Bandtel, effective as of immediately following the effectiveness of a Registration Statement on Form S-8 covering the issuance of shares and other awards under the LTIP and subject to the director’s continued service as a non-employee member of the Board through such effectiveness, 11,217 restricted shares of the Company’s Class A Common Stock under the LTIP, which will vest in a single installment on October 11, 2017. The Board anticipates that it will consider additional annual awards of restricted shares under our LTIP in the future that are intended to result in a total annual value of cash and equity-based compensation of $250,000 being paid to Ms. Baldwin and Messrs. Tepper and Bandtel for service on the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

Date: October 31, 2016
	By:	/s/ George S. Glyphis
	Name:	George S. Glyphis
	Title:	Chief Financial Officer, Treasurer and Assistant Secretary

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